Exhibit 10.1
H&R BLOCK, INC.
2018 LONG TERM INCENTIVE PLAN
H&R Block, Inc. (the “Company”), a Missouri corporation, hereby establishes and adopts the following 2018 Long Term Incentive Plan (as amended from time to time, the “Plan”).
1.    PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit shareholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS
2.1.    “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
2.2.    “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.
2.3.    “Board” shall mean the board of directors of the Company.
2.4.    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.5.    “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (a) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (b) an “outside director” within the meaning of Section 162(m) of the Code, and (c) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.
2.6.    “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (a) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital‑raising transaction, (b) does not directly or indirectly promote or maintain a market for the Company’s securities, and (c) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.
2.7.    “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8.    “Director” shall mean a member of the Board who is not an employee.
2.9.    “Dividend Equivalents” shall have the meaning set forth in Section 12.5.
2.10.    “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.
2.11.    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.12.    “Fair Market Value” shall mean, with respect to Shares as of any date, (a) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported, (b) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported, or (c) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement, or payout of any Award, it may specify such alternative definition in the Award Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on the principal U.S. national securities exchange on which the Shares are listed and traded on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.
2.13.    “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.14.    “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.15.    “Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.16.    “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
2.17.    “Performance Award” shall mean any Award of Performance Cash, Performance Share Units or Performance Units granted pursuant to Section 9.

2.18.    “Performance Cash” shall mean any cash incentives granted pursuant to Section 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.
2.19.    “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.
2.20.    “Performance Share Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.
2.21.    “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.22.    “Permitted Assignee” shall have the meaning set forth in Section 12.3.
2.23.    “Prior Plans” shall mean, collectively, the Company’s 2003 Long-Term Executive Compensation Plan, 2008 Deferred Stock Unit Plan for Outside Directors and 2013 Long Term Incentive Plan.
2.24.    “Restricted Share” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.25.    “Restricted Share Award” shall have the meaning set forth in Section 7.1.
2.26    “Restricted Share Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27    “Restricted Share Unit Award” shall have the meaning set forth in Section 7.1.

2.28.    “SEC” means the Securities and Exchange Commission.

2.29.    “Shares” shall mean the shares of common stock of the Company, without par value.
2.30.    “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.
2.31.    “Subsidiary” shall mean any corporation (other than the Company), limited liability company, partnership, or other form of business entity in an unbroken chain of such entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns stock or other similar ownership interests possessing 50% or more of the total combined voting power of all classes of stock or other similar ownership interests in one of the other entities in the chain.
2.32.    “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.33.    “Vesting Period” shall mean the period of time specified by the Committee or Board during which vesting restrictions for an Award are applicable.
3.    SHARES SUBJECT TO THE PLAN
3.1    Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 15,000,000 Shares shall be authorized for Awards granted under the Plan less one (1) Share for every one (1) Share subject to an award granted under any Prior Plan after June 30, 2017. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.
(b)    If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan, or (ii) after June 30, 2017, any Shares subject to an award under the Prior Plans are forfeited, an award under the Prior Plans expires or otherwise terminates without issuance of such Shares, or an award under the Prior Plans is settled for cash (in whole or in part), or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, then in each such case the Shares subject to the Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for grant under the Plan on a one-for-one basis.
(c)    In the event that any withholding tax liabilities arising from the issuance or vesting of Shares in connection with a “full-value” Award (i.e., an Award other than an Option or Stock Appreciation Right or similar appreciation award) are satisfied by the tendering or withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall again be available for grant under the Plan and be added back to the number of Shares available for issuance on a one-for-one basis. In the event that after June 30, 2017 any withholding tax liabilities arising from the issuance or vesting of Shares in connection with a full-value award granted under the Prior Plans, are satisfied by the tendering or withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall again be available for grant under the Plan and be added back to the number of Shares available for issuance on a one-for-one basis.
(d)    Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after June 30, 2017, an option under any Prior Plan, (ii) Shares tendered by the

Participant or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after June 30, 2017, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after June 30, 2017, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after June 30, 2017, options under any Prior Plan.
(e)    Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan as provided in Sections 3.1(b) and (d) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
3.2.    Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.
4.    ELIGIBILITY AND ADMINISTRATION
4.1.    Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.
4.2.    Administration. (a) Except with respect to any authority, duties or responsibilities that the Committee is permitted and elects to delegate hereunder, the Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including, without limitation, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions and any restriction or limitation regarding any Awards or the Shares relating thereto) based in each case on such factors as the Administrator, in its sole discretion, shall determine; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash,

Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will include Dividend Equivalents subject to Section 12.5; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(b)    Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.
(c)    To the extent not inconsistent with applicable law (including without limitation applicable state laws), Section 162(m) of the Code with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), and the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more Directors of the Company, or such higher number as may be required under applicable law, any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards, (ii) delegate to one or more executive officers the Committee’s authority, duties and responsibilities relating to the Company’s right to prevent, enforce or remedy affirmative or restrictive covenants contained in any Award, as set forth in Section 13.5(b), including the authority for such executive officer(s) to further delegate such authority, duties and responsibilities to any other individual or entity, whether or not such person or entity is employed by, an officer of, or affiliated with the Company and (iii) authorize one or more executive officers to do one or more of the following with respect to Employees who are not directors or executive officers of the Company to the extent permissible under applicable law: (A) designate Employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.
4.3.    Director Compensation Limit. The maximum number of Shares subject to Awards granted under the Plan or otherwise during any one fiscal year to any Director, taken together with any cash fees paid by the Company to such Director during such fiscal year for service as Director, will not exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes), excluding, for this purpose, the value of any Dividend Equivalents paid during such fiscal year . For purposes of the foregoing limitation, any deferred stock units or other deferred shares granted under the Plan shall count against the limit only during the fiscal year in which the Awards are initially granted and not in the fiscal year in which any deferred stock units or deferred Shares are ultimately settled and issued.

The limitation set forth in this Section 4.3 will not apply to Awards granted to a Director solely in his or her capacity as non-executive chairman of the Board, provided that the non-executive chairman receiving such additional compensation may not participate in the decision to award such compensation.

5.     OPTIONS
5.1.    Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
5.2.    Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee or Board shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section 5 may hold more than one Option granted pursuant to the Plan at the same time.
5.3.    Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section 5 shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash, another Award or other consideration (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
5.4.    Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (a) the exercise of the Option, other than an Incentive Stock Option, is prohibited by applicable law or (b) Shares may not be purchased or sold by certain Employees or Directors due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.
5.5.    Vesting of Options.    The Award Agreement shall specify when Options vest and become exercisable. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Options shall have a Vesting Period of not less than (a) twenty-four (24) months from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (b) one year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) if the Options are not assumed, substituted for or continued as provided in Section 11.2. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (x) grants to new hires to replace forfeited awards from a prior employer or (y) grants in payment of Performance Awards and other earned cash-based incentive compensation. The minimum Vesting Period requirements of this Section shall not apply to Options granted to Directors or Consultants.
5.6.    Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee, or any representative authorized by the Committee, may prescribe from time to time.
(b)    Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company or its designated agent at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.
(c) Notwithstanding the foregoing, an Award Agreement may provide that if, on the last day of the term of an Option, the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the

Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.
5.7.    Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Shares or other similar securities.
5.8.    Incentive Stock Options. The Committee may grant Incentive Stock Options to any Employee, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 15,000,000 Shares, subject to adjustment as provided in Section 12.2.
6.    STOCK APPRECIATION RIGHTS
6.1.    Grant and Vesting.
(a)    The Committee may grant Stock Appreciation Rights (i) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (ii) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (iii) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.
(b)    The Award Agreement shall specify when Stock Appreciation Rights vest and become exercisable. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Stock Appreciation Rights shall have a Vesting Period of not less than (i) twenty-four (24) months from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) if the Stock Appreciation Rights are not assumed, substituted for or continued as provided in Section 11.2. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (x) grants to new hires to replace forfeited awards from a prior employer or (y) grants in payment of Performance Awards and other earned cash-based incentive compensation. The minimum Vesting Period requirements of this Section shall not apply to Stock Appreciation Rights granted to Directors or Consultants.
6.2.    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a)Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(b)The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.
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(c)The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d)The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than ten (10) years, except in the event of death or disability. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain Employees or Directors due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(e)An Award Agreement may provide that if, on the last day of the term of a Stock Appreciation Right, the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f)Without the approval of the Company’s shareholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash, another Award or other consideration (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

7.	RESTRICTED SHARES AND RESTRICTED SHARE UNITS
7.1.    Grants. Awards of Restricted Shares and of Restricted Share Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Share Award” or “Restricted Share Unit Award” respectively), and such Restricted Share Awards and Restricted Share Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Shares or Restricted Share Units, subject to such minimum consideration as may be required by applicable law.
7.2.    Award Agreements. The terms of any Restricted Share Award or Restricted Share Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee or Board and not inconsistent with the Plan. The terms of Restricted Share Awards and Restricted Share Unit Awards need not be the same with respect to each Participant.
7.3.    Rights of Holders of Restricted Shares and Restricted Share Units.
(a)    Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Share Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section.
(b)    A Participant who holds a Restricted Share Unit Award shall only have those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award.
(c)    A Participant shall have those rights to dividends, distributions or Dividend Equivalents as set forth in Section 12.5.
7.4.    Vesting Period. The Award Agreement shall specify the Vesting Period for Restricted Share Awards or Restricted Share Unit Awards. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Restricted Share Awards and Restricted Share Unit Awards shall have a Vesting Period of not less than (a) twenty-four (24) months from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (b) one year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) if the Restricted Share Awards or Restricted Share Unit Awards are not assumed, substituted for or continued as provided in Section 11.2. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (x) grants to new hires to replace forfeited awards from a prior employer or (y) grants in payment of Performance Awards and other earned cash-based incentive compensation. The minimum Vesting Period requirements of this Section shall not apply to Restricted Share Awards or Restricted Share Unit Awards granted to Directors or Consultants.
7.5    Issuance of Shares. Any Restricted Shares granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such book entry registration, certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Shares.

8.	OTHER SHARE-BASED AWARDS
8.1.    Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.
8.2.    Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and that are not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. An Other Share-Based Award may entitle a Participant to dividends, distributions or Dividend Equivalents as set forth in Section 12.5.
8.3.    Vesting Period. The Award Agreement shall specify the Vesting Period for Other Share-Based Awards. Except for Substitute Awards, the death, disability or retirement of the Participant, or special circumstances determined by the Committee, Other Share-Based Awards shall have a Vesting Period of not less than (a) twenty-four (24) months from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (b) one year from the date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) if the Other Share-Based Awards are not assumed, substituted for or continued as provided in Section 11.2. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (x) grants to new hires to replace forfeited awards from a prior employer or (y) grants of Other Share-Based Awards in payment of Performance Awards and other earned cash-based incentive compensation. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or Consultants.
8.4.    Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

9.    PERFORMANCE AWARDS
9.1.    Grants. Performance Awards in the form of Performance Cash, Performance Share Units or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee or Board and may be based upon the criteria set forth in Section 10.2 or such other criteria as determined by the Committee in its discretion.
9.2.    Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee or Board and that are not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents in accordance with Section 12.5. The terms of Performance Awards need not be the same with respect to each Participant.
9.3.    Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee or Board upon the grant of each Performance Award; provided, however, that a Performance Period shall not be shorter than one year unless the Award is not payable in Shares. The amount of the Award to be distributed shall be conclusively determined by the Committee or Board.
9.4.    Payment. Except as provided in Section 11, as provided by the Committee or Board or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee or Board. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee or Board, on a deferred basis subject to the requirements of Section 409A of the Code.
10.    CODE SECTION 162(m) PROVISIONS

10.1.    Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Share Award, a Restricted Share Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or may be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 10 is applicable to such Award.
10.2.    Performance Criteria.
(a)    If the Committee determines that a Restricted Share Award, a Restricted Share Unit, a Performance Award, an Other Share-Based Award or any other Award is intended to be subject to this Section 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: sales (including comparable sales); net sales; return on sales; revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures); operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity (including average return on equity); total shareholder return (or any element of shareholder return); return on assets or net assets; the price of the Shares or any other publicly-traded securities of the Company; total number of clients; number of new clients; client retention; total tax returns prepared; market share; gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); earnings or losses margin percentage or net earnings or losses margin percentage; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow (including operating cash flow and free cash flow) or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; cash flow return on capital; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; shareholders equity; operating efficiencies; cost reductions or savings; market share; customer satisfaction; customer growth; customer retention; employee satisfaction; productivity or productivity ratios; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; debt level; year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; timely launch of new facilities (such as new store openings, gross or net); sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel. Any performance goals that are financial metrics may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established (or to the extent permitted under Section 162(m) of the Code, at any time thereafter) to include or exclude any items otherwise includable or excludable under GAAP.
(b)    The performance goals specified in Section 10.2(a) also may be based solely by reference to the Company’s consolidated performance, performance of the Company’s continuing operations, or the performance of a Subsidiary, division, business segment or business unit of the

Company, or based upon the performance of the Company relative to performance of other companies or upon comparisons of any of the indicators of Company performance relative to performance of other companies.
(c)    When determining the specific metrics applicable to the performance goals specified in Section 10.2(a), and calculating the actual results related thereto, the Committee may include or exclude the impact of an event or occurrence which the Committee determines should appropriately be included or excluded, including without limitation (i) restructurings, performance attributable to discontinued operations, extraordinary items, and other unusual, infrequently occurring, or non-recurring charges, (ii) any event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (iii) acquisitions and divestitures, (iv) any reorganization or change in the corporate structure or capital structure of the Company, (v) foreign exchange gains or losses or (vi) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.
(d)    Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.
10.3.    Adjustments. Notwithstanding any provision of the Plan (other than Section 11), with respect to any Restricted Share Award, Restricted Share Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except to the extent permitted by Section 162(m) of the Code and the regulations thereunder without causing the Award to cease to be performance-based.
10.4.    Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.
10.5.    Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may be granted during any calendar year (a) Options or Stock Appreciation Rights with respect to more than 5,000,000 Shares, or (b) Restricted Share Awards, Restricted Share Unit Awards, Performance Awards and/or Other Share-Based Awards with respect to more than 1,000,000 shares, ignoring for purposes of the limitation in this clause (b), any Restricted Share Awards, Restricted Share Unit Awards, Performance Awards and/or Other Share-Based Awards that are (i) not intended to comply with the performance-based exception under Code Section 162(m), or (ii) denominated in cash. During any calendar year, no Participant may be granted Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash under which more than $3,000,000 may be earned for each twelve (12) months in the Performance Period. Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries. If an

Award is cancelled, the cancelled Award shall continue to be counted toward the applicable limitation in this section.
11.    CHANGE IN CONTROL PROVISIONS
11.1.    Impact on Certain Awards. The Committee may, in Award Agreements or otherwise, provide that in the event of a Change in Control of the Company (as defined in Section 11.3) (a) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (b) all Performance Awards shall be (i) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (ii) converted into Restricted Share or Restricted Share Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 11.2.
11.2.    Assumption or Substitution of Certain Awards. (a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior to the Change in Control if applicable) and under the circumstances specified in the Award Agreement (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Shares and Restricted Share Units outstanding as of the date of such termination of employment shall lapse and the Restricted Shares and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the

Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b)    Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Share and Restricted Share Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Share and Restricted Share Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.
(c)    The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
11.3.    Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:
(a)    During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)    Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this Section 11.3(b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:  (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) pursuant to a Non-Qualifying Transaction, as defined in Section 11.3(c);
(c)    The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or
(d)    The consummation of a sale of 50% or more of the total gross fair market value of the Company’s assets, other than to an entity (or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of such entity) (i) in which 50% or more of the Voting Securities is represented by Company Voting Securities that were outstanding immediately prior to such sale or (ii) of which the Company directly or indirectly owns 50% or more of the Voting Securities.
Notwithstanding anything contained in this Section 11.3, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company

Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall be deemed to have occurred.

12.    GENERALLY APPLICABLE PROVISIONS
12.1.    Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s shareholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and shareholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase any of the limitations in Section 10.5. The Board may not (except pursuant to Section 12.2 or in connection with a Change in Control), without the approval of the Company’s shareholders, take any action with respect to an Option or Stock Appreciation Right that would, if such action were taken by the Committee, violate section 5.3 or 6.2(f). In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.
12.2.    Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 10.5 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate, and the performance goals applicable to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number, unless the Committee determines otherwise.
12.3.    Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the

Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (a) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (a) are the only partners, members or shareholders, or (d) for charitable donations; provided however, that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.
12.4.    Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
12.5.    Deferral; Dividends and Dividend Equivalents. (a) The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred in accordance with Section 13.15.
(b)     Unless otherwise expressly provided in the applicable Restricted Share Award Agreement, Restricted Share Awards shall be entitled to receive Shares or any other property distributed as a dividends or otherwise relating to the underlying Shares; provided, however, in no event may any such distributed property or dividends be distributed or paid to the Participant and with respect to a Restricted Share before such Restricted Share has become vested and all such distributions and dividends shall be subject to the same restrictions and risk of forfeiture to the same extent as the Restricted Share and shall be paid, if at all, at the time(s) such restrictions and risk of forfeiture lapse. The Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate.
(c)    The recipient of an Award other than an Option, Stock Appreciation Right or Restricted Share Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property, paid as dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award; provided, however, (i) in no event will any such Dividend Equivalents be distributed to the Participant before the underlying Shares covered by the Award to which the Dividend Equivalents relate become vested or issued, (ii) any such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as underlying Shares subject to the Award, and shall be paid, if at all, at the time such restrictions and risk of forfeiture lapse. Subject to the provisions of the Plan and to the extent expressly provided in the applicable Award Agreement, the Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate or whether Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested or deemed reinvested in additional Shares.
13.    MISCELLANEOUS
13.1.    Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee or Board and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee or Board and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee or Board consistent with the provisions of the Plan. The Award Agreement may be amended by agreement of the Company and the recipient, to the extent approved by the Committee or Board.
13.2.    Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignees) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares otherwise deliverable in connection with the Award at such rate as will not cause an adverse accounting consequence or cost and is permitted under applicable withholding rules.
13.3.    Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.
13.4.    Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
13.5.    Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that
(a)    In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, the Committee shall have the right to review any Award, the amount, payment or vesting of which was directly or indirectly based on an entry in the financial statements that are the subject of the restatement. If the Committee determines that (i) based on the results of the restatement or (ii) due to inaccurate financial data used to determine the payment or vesting of an Award, that a lesser amount or portion of an Award should have been paid, vested or realized (including as a result of the impact of the restatement or inaccurate data on the Fair Market Value of Shares as determined by the Committee in its discretion), it may (x) cancel all or any portion of any outstanding Awards and (y) require the Participant or other person to whom any payment has been made or shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the period beginning twelve months preceding the date of the restatement and ending with the date of Committee action pursuant to this section of the Plan. In applying this section, the Committee is not required to treat all Participants in the same manner.
(b)     If the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made, or Shares or other property have been transferred in connection with the Award, to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement. Except with respect to officers who are designated as executive officers by the Company’s Board of Directors under Section 16 of the Securities Act of 1934, the Committee shall have the power to delegate all or a portion of the Committee’s authority, duties and responsibilities under this Section 13.5(b) to one or more executive officers of the Company, including the authority for such executive officer(s) to further delegate such authority, duties and responsibilities to any other individual or entity, whether or not such person or entity is employed by, an officer of, or affiliated with the Company. Any delegation, including any delegation made by an executive officer, may be rescinded by the Committee at any time.

13.6.    Stop Transfer Orders. All Shares delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or notation to be put on any certificates or book entries to make appropriate reference to such restrictions.
13.7.    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be required by the terms of such plan or determined by the Committee or by the Board or board of directors of the applicable Subsidiary.
13.8.    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
13.9.    Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable or impermissible, and the maximum payment or benefit that would not be unlawful, invalid, unenforceable or impermissible shall be made or provided under the Plan.
13.10.    Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
13.11.    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.12.    Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Missouri, without reference to principles of conflict of laws, and construed accordingly.
13.13.    Effective Date of Plan; Termination of Plan. The Plan shall be effective one (1) business day following the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the shareholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (a) the date of the adoption of the Plan by the Board or (b) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
13.14.    Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
13.15.    Compliance with Section 409A of the Code. It is intended that Awards shall not result in, and that this Plan and Awards shall be administered in a manner that does not result in, the imposition of any taxes, interest or penalties as a result of Section 409A of the Code and regulations and other guidance issued with respect thereto (any such taxes, interest or penalties shall be a “409A Penalty”) and this Plan and Awards shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will not result in a 409A Penalty, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to result in a 409A Penalty shall be amended so as not to result in or to minimize a 409A Penalty on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. Notwithstanding the requirements of this Section, in no event will the Company or any affiliate thereof (including the Committee) have any liability to any Participant with respect to any 409A Penalty even if there is a failure on the part of the Company or Committee to avoid or minimize a 409A Penalty.

13.16.    No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.
13.17.    Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, managing and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.
13.18. Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.19.    Whistleblower Protections. Nothing contained herein, in any Award Agreement, or otherwise prohibits the Participant from: (a) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, including but not limited to the U.S. Department of Justice, the SEC, the U.S. Congress, or any agency Inspector General; (b) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (c) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the SEC and/or the Occupational Safety and Health Administration. The Participant does not need prior authorization from the Company to make any such reports or disclosures, and is not required to notify the Company about such disclosures.
13.20. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

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